Exhibit 11.1

                         FHP INTERNATIONAL CORPORATION
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                 (unaudited)


                                          For The                For The
(amounts in thousands,                  Three Months           Nine Months
 except per share data)                Ended March 31,       Ended March 31,
                                        1994     1993       1994       1993
                                      -------   -------    -------    -------


Primary earnings per share:
    Net income                        $16,813   $14,448    $38,312    $27,043


                                      =======   =======    =======    =======

    Weighted average number of
      common shares and common
      share equivalents:
        Common stock                   33,131    32,725     32,994     32,594

        Assumed exercise of options       709       659        665        565


                                      -------   -------    -------    -------
          Total shares                 33,840    33,384     33,659     33,159
                                      =======   =======    =======    =======

    Primary earnings per share         $ 0.50    $ 0.43     $ 1.14     $ 0.82
                                      =======   =======    =======    =======

Fully diluted earnings per share:
    Net income                        $16,813   $14,448    $38,312    $27,043

                                      =======   =======    =======    =======

    Weighted average number of
      common shares and common
      share equivalents:
        Common stock                   33,131    32,725     32,994     32,594

        Assumed exercise of options       709       764        665        761
                                      -------   -------    -------    -------

          Total shares, assuming
            full dilution              33,840    33,489     33,659     33,355
                                      =======   =======    =======    =======


    Fully diluted earnings per share   $ 0.50    $ 0.43     $ 1.14     $ 0.81
                                      =======   =======    =======    =======